Exhibit 99.1

CalAmp Reports Second Quarter Fiscal Year 2022 Financial Results

Software and Subscription Services revenue increases 24% over prior year to $41 million, representing 52% of total revenue

Achieves 6% year-over-year quarterly revenue growth from continuing operations to $79 million as backlog remains at historically high levels

IRVINE, CA, September 23, 2021 -- CalAmp (Nasdaq: CAMP), a connected intelligence company helping businesses and people track, monitor and recover vital assets with real-time visibility and insights, today reported financial results for its second quarter of fiscal year 2022 ended August 31, 2021.

“We achieved another quarter of solid revenue growth in our Software and Subscription Services business, which also contributed to an increase in our consolidated gross margin,” commented Jeff Gardner, CalAmp’s president and chief executive officer. “Key to this performance was the initial conversion of a few strategic customers to our new CTC platform as well as the fulfillment of a major trailer retrofit program, all of which are under recurring subscription contracts. In addition, we continued to see ongoing orders globally in support of the 3G-to-4G transition, but the persistent component shortages in the supply chain have limited our ability to fully ship against our backlog.”

Second Quarter Fiscal Year 2022 Financial Overview

•	Total revenue increased 6% from the prior year quarter to $79 million.
•	Software and Subscription Services (S&SS) revenue was a record $41 million, representing 52% of consolidated revenue, which was up 24% from the prior year quarter.
•	Telematics Products revenue was $38 million, down 16% sequentially as supply chain shortages affected shipments despite continuing strong demand from customers engaged in the 3G-to-4G transition.
•	Sales to its largest customer were $14.0 million, up 2% from the prior-year quarter.
•	Gross margin was 42%, an increase of 150 basis points sequentially due to S&SS revenue growth and product mix.
•	GAAP net loss from continuing operations was $5.4 million, or a loss of $0.15 per share.
•	Adjusted basis non-GAAP net income was $2.9 million, or $0.08 per diluted share.
•	Adjusted EBITDA was $8.3 million, or 11% of revenue compared to Adjusted EBITDA of $5.0 million, or 7% of revenue in the prior year.
•	Total S&SS subscribers were 988,640, a 4% increase from the prior-year quarter, excluding the Automotive Vehicle Finance business.
•	Ended the quarter with $101.1 million in cash and cash equivalents.

Other Business and Recent Highlights

•

CalAmp’s LoJack® Italia subsidiary launched CalAmp iOn™ in Italy, a fully integrated fleet and asset management solution that helps transportation, industrial, government, commercial and service fleet operators reduce costs, increase operational efficiency and improve fleet safety.

•

Teamed up with Hyundai Translead to launch HT LinkSense, which includes CalAmp’s edge-to-cloud smart trailer solution to offer fleet managers a ground-breaking, open-platform transportation and logistics solution with real-time, granular visibility into their trailer health and cargo status.

•	Announced the release of its new iOn Xtreme Temperature Tag for tracking and monitoring shipments of pharmaceuticals, vaccines, biological materials and liquid nitrogen.

CalAmp Reports Fiscal 2022 Second Quarter Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
Description	2021	2020	2021	2020
Revenues:
Software & Subscription Services (S&SS)	$41,434	$33,440	$76,477	$61,213
Telematics Products	37,577	40,957	82,208	86,915
	$79,011	$74,397	$158,685	$148,128
Gross margin	42%	37%	41%	38%

Net loss	$(5,425)	$(7,610)	$(11,425)	$(14,198)
Net loss per diluted share	$(0.15)	$(0.22)	$(0.33)	$(0.42)
Non-GAAP measures:
Adjusted basis net income (loss)	$2,903	$(591)	$5,849	$2,379
Adjusted basis net income (loss) per diluted share	$0.08	$(0.02)	$0.16	$0.07
Adjusted EBITDA	$8,301	$5,048	$16,686	$13,339
Adjusted EBITDA margin	11%	7%	11%	9%

	August 31,	February 28,
Description	2021	2021
Cash and cash equivalents	$101,051	$94,624
Working capital	105,752	103,267
Deferred revenue	47,533	52,817
Total debt (carrying value)	189,047	186,471

	August 31,	August 31,
	2021	2020
S&SS Supplemental Information:
S&SS TTM recurring revenue	$94,173	$95,697
Less: Automotive vehicle finance and other	(9,067)	(10,181)
Core S&SS TTM recurring revenue	$85,106	$85,516

S&SS remaining contractual performance obligation	$141,197	$129,806
Less: Automotive vehicle finance and other	(4,911)	(11,896)
Core S&SS remaining contractual performance obligation	$136,286	$117,910

Total S&SS subscribers	1,233	1,322
Less: Automotive vehicle finance	(244)	(376)
Core S&SS subscribers	989	946

Third Quarter Fiscal 2022 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance as visibility into product shipments still remains uncertain due to global component supply shortages.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its second quarter fiscal year 2022 results at 2:00 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by

CalAmp Reports Fiscal 2022 Second Quarter Financial Results

dialing 833-714-0868 (+1-778-560-2625 for international callers) and using the Conference ID #1638304.  Following the call, an audio replay will also be available by calling 800-585-8367 or +1-416-621-4642 and entering the Conference ID#1638304. The audio replay will be available through October 1, 2021.

About CalAmp

CalAmp (Nasdaq: CAMP) is a connected intelligence company that helps people and businesses work smarter. We partner with transportation and logistics, industrial equipment, government and automotive industries to deliver insights that help businesses make the right decisions. Our applications, platform and smart devices allow them to track, monitor and recover their vital assets with real-time visibility that reduces costs, maximizes productivity and improves safety. Headquartered in Irvine, California, CalAmp has 22 million products installed and approximately 1.2 million software and services subscribers worldwide. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our sale of LoJack North America operations; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

CalAmp Reports Fiscal 2022 Second Quarter Financial Results

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® North America Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal 2022 Second Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2021	2020	2021	2020
Revenues	$79,011	$74,397	$158,685	$148,128
Cost of revenues	45,641	46,935	92,868	91,561
Gross profit	33,370	27,462	65,817	56,567
Operating expenses:
Research and development	7,729	6,573	14,669	12,509
Selling and marketing	12,047	11,476	24,509	21,913
General and administrative	13,198	12,177	25,884	23,941
Intangible asset amortization	1,394	1,190	2,647	2,366
Restructuring	—	144	336	2,017
Impairment losses	—	286	—	286
Total operating expenses	34,368	31,846	68,045	63,032
Operating loss	(998)	(4,384)	(2,228)	(6,465)
Non-operating income (expense):
Investment income	420	680	1,068	698
Interest expense	(3,804)	(3,857)	(7,653)	(7,934)
Other income (expense), net	(710)	217	(1,986)	9
Total non-operating expenses	(4,094)	(2,960)	(8,571)	(7,227)
Loss from continuing operations before income taxes	(5,092)	(7,344)	(10,799)	(13,692)
Income tax provision from continuing operations	(333)	(266)	(626)	(506)
Net loss from continuing operations	(5,425)	(7,610)	(11,425)	(14,198)
Net income (loss) from discontinued operations, net of tax	—	(1,868)	4,052	(9,702)
Net loss	$(5,425)	$(9,478)	$(7,373)	$(23,900)
Loss per share - continuing operations:
Basic	$(0.15)	$(0.22)	$(0.33)	(0.42)
Diluted	$(0.15)	$(0.22)	$(0.33)	$(0.42)
Income (loss) per share - discontinued operations:
Basic	$—	$(0.06)	$0.12	$(0.28)
Diluted	$—	$(0.06)	$0.12	$(0.28)
Loss per share:
Basic	$(0.15)	$(0.28)	$(0.21)	$(0.70)
Diluted	$(0.15)	$(0.28)	$(0.21)	$(0.70)

Shares used in computing income (loss) per share:
Basic	35,152	34,256	34,998	34,140
Diluted	35,152	34,256	34,998	34,140

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CalAmp Reports Fiscal 2022 Second Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	August 31,	February 28,
	2021	2021
Assets

Current assets:
Cash and cash equivalents	$101,051	$94,624
Accounts receivable, net	62,293	63,325
Inventories	17,161	23,663
Prepaid expenses and other current assets	24,862	24,804
Current assets of discontinued operations	—	7,872
Total current assets	205,367	214,288

Property and equipment, net	38,742	41,081
Operating lease right-of-use assets	14,131	14,273
Deferred income tax assets	4,529	4,889
Goodwill	94,716	94,617
Other intangible assets, net	34,911	37,488
Other assets	26,793	27,169
Total assets	$419,189	$433,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$3,386	$4,317
Accounts payable	30,518	35,767
Accrued payroll and employee benefits	12,131	12,761
Deferred revenue	31,401	32,924
Other current liabilities	22,179	17,380
Current liabilities of discontinued operations	—	4,096
Total current liabilities	99,615	107,245

Long-term debt, net of current portion	185,661	182,154
Operating lease liabilities	15,986	17,061
Other non-current liabilities	27,615	30,487
Non-current liabilities of discontinued operations	—	1,773
Total liabilities	328,877	338,720
Stockholders' equity:
Common stock	359	352
Additional paid-in capital	236,002	233,692
Accumulated deficit	(145,347)	(137,974)
Accumulated other comprehensive loss	(702)	(985)
Total stockholders' equity	90,312	95,085
Total liabilities and stockholders' equity	$419,189	$433,805

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CalAmp Reports Fiscal 2022 Second Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	August 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,373)	$(23,900)
Less: Net income (loss) from discontinued operations, net of tax	4,052	(9,702)
Net loss from continuing operations	(11,425)	(14,198)

Depreciation	8,472	8,496
Intangible asset amortization	2,647	2,366
Stock-based compensation	5,409	5,720
Amortization of debt issuance costs and discount	5,191	5,219
Noncash operating lease cost	1,691	1,385
Revenue assigned to factors	(2,601)	(3,349)
Deferred tax assets, net	250	(105)
Other	200	587
Changes in operating assets and liabilities of continuing operations	1,012	9,393
Net cash provided by operating activities - continuing operations	10,846	15,514
Net cash used in operating activities - discontinued operations	(395)	(1,393)
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,451	14,121

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	—	6,264
Purchases of marketable securities	—	(6,264)
Capital expenditures	(6,569)	(5,740)
Net cash used in investing activities - continuing operations	(6,569)	(5,740)
Net cash provided by (used in) investing activities - discontinued operations	6,616	(1,823)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	47	(7,563)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	—	10,000
Repayment of Paycheck Protection Program Loan	—	(10,000)
Proceeds from revolving credit facility, net of issuance costs	—	20,000
Repayment of 2020 Convertible Notes	—	(27,599)
Payment of issuance costs on revolving credit facility	—	(56)
Taxes paid related to net share settlement of vested equity awards	(4,017)	(1,485)
Proceeds from exercise of stock options and contributions to ESPP	900	909
NET CASH USED IN FINANCING ACTIVITIES	(3,117)	(8,231)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(954)	1,414
Net change in cash and cash equivalents	6,427	(259)
Cash and cash equivalents at beginning of period	94,624	107,404
Cash and cash equivalents at end of period	$101,051	$107,145

CalAmp Reports Fiscal 2022 Second Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2021	2020	2021	2020
GAAP basis net loss	$(5,425)	$(9,478)	$(7,373)	$(23,900)

Net (income) loss from discontinued operations, net of tax	—	1,868	(4,052)	9,702
Intangible asset amortization	1,394	1,190	2,647	2,366
Stock-based compensation	2,937	2,473	5,409	4,845
Non-cash interest expense	2,585	2,466	5,191	5,219
GAAP basis income tax provision	333	266	626	506
Litigation and non-recurring legal expenses	471	170	1,119	963
Restructuring	—	144	336	2,017
Costs incurred in transition of LoJack North America business to acquiror (b)	482	—	1,715	—
Other	321	460	626	941
Adjusted basis income before income taxes	3,098	(441)	6,244	2,659
Income tax provision (non-GAAP basis) (a)	(195)	(150)	(395)	(280)
Adjusted basis net income (loss)	$2,903	$(591)	$5,849	$2,379

Adjusted basis net income (loss) per diluted share	$0.08	$(0.02)	$0.16	$0.07

Weighted average common shares outstanding on a diluted basis	36,122	34,256	36,083	34,304

CalAmp Reports Fiscal 2022 Second Quarter Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2021	2020	2021	2020

GAAP basis net loss	$(5,425)	$(9,478)	$(7,373)	$(23,900)

Net (income) loss from discontinued operations, net of tax	—	1,868	(4,052)	9,702
Investment income	(420)	(680)	(1,068)	(698)
Interest expense	3,804	3,857	7,653	7,934
Income tax provision	333	266	626	506
Depreciation and amortization	5,636	5,464	11,119	10,862
Stock-based compensation	2,937	2,473	5,409	4,845
Litigation and non-recurring legal expenses	471	170	1,119	963
Restructuring	—	144	336	2,017
Costs incurred in transition of LoJack North America business to acquiror (b)	482	—	1,715	—
Other	483	964	1,202	1,108
Adjusted EBITDA	$8,301	$5,048	$16,686	$13,339

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA (c)
Deferred revenue purchase accounting adjustment	$(344)	$(816)	$(801)	$(1,757)
Resolution of a product performance matter	—	(1,400)	—	(1,400)
Inventory excess and obsolescence	—	—	—	(596)
Total other favorable (unfavorable) impacts to Adjusted EBITDA	$(344)	$(2,216)	$(801)	$(3,753)

Revenues	$79,011	$74,397	$158,685	$148,128

Adjusted EBITDA margin	11%	7%	11%	9%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)	Costs incurred in transition of business to acquiror are attributable to the wind down and transfer of the LoJack North America business to Spireon.
(c)

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustments resulting from business acquisitions which reduces revenue and gross profit, resolution of a product performance matter with a customer, and inventories related to the automotive vehicle finance business that are obsolete or in excess of demand forecast.